Exhibit 4.1

INDENTURE

13.0% CONVERTIBLE NOTES DUE 2017

FEBRUARY 20, 2015

TRANSATLANTIC PETROLEUM LTD.

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION

AS TRUSTEE

Appendix
Exhibit 1 to Appendix	Form of Transferee Letter of Representation

Exhibit A	Form of Security

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310(a)	7.10

(b)	7.10

311(a)	7.11

(b)	7.11

312(a)	2.5

(b)	10.3

(c)	10.3

313(a)	7.6

(b)	7.6

(c)	7.6

(d)	7.6

314(a)	4.2

(b)	N.A.

(c)	10.4

(d)	N.A.

(e)	10.5

(f)	N.A.

315(a)	7.2

(b)	7.5

(c)	7.1(a)

(d)	7.1(c)

(e)	6.11

v

316(a)	6.5

(b)	6.7.

(c)	9.5(b)

317(a)	6.8

(b)	2.4.

318(a)	10.1

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

Indenture dated as of February 20, 2015, between:

(1)	TRANSATLANTIC PETROLEUM LTD., a Bermuda exempted company with limited liability (the “Company”); and

(2)	U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 13.0% convertible notes to be issued in one or more series as provided in this Indenture.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and any Exchange Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1	Definitions

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 of this Indenture that are not issued in exchange for or replacement of any Initial Security.

“Asset Sale Repurchase Cap” means an amount equal to (i) the net cash proceeds of an Asset Sale Repurchase Event, minus (ii) $40.0 million.

“Asset Sale Repurchase Event” means the consummation of any sale, lease or other transfer in one transaction or a series of transactions of Hydrocarbon Interests of the Company or any Subsidiary for cash consideration of $50.0 million or more (including by means of the sale of all the capital stock of a Subsidiary or by means of a merger, consolidation or similar transaction); provided, however, that a transaction or series of related transactions shall not constitute an Asset Sale Repurchase Event if the Company or any Subsidiary retains a Meaningful Economic Interest in the Hydrocarbon Interests. For the avoidance of doubt, the sale of oil and natural gas production or the sublease of Hydrocarbon Interests shall not constitute an Asset Sale Repurchase Event.

“Bankruptcy Law” means Title 11, United States Code or any similar Bermuda or United States federal or state law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any officer or employee of the Company authorized to take such action by the Board of Directors as evidenced by a Board Resolution.

“Business Day” means any day that is not a Saturday or Sunday or (i) in respect of the terms and conditions of Article V hereof, a day on which any Recognized Exchange on which the Company’s Common Shares are then listed or quoted, if any is required or permitted to be closed, or (ii) in all other cases, a day on which banks are required or permitted to be closed in Dallas, Texas.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means the common shares, par value $0.10 per share, of the Company.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the indenture securities.

“Conversion Price” means, on any date, (i) with respect to the Series A Securities, $6.80 per Common Share, and (ii) with respect to any series of Additional Securities, such price as determined by the Board of Directors pursuant to Section 2.13 of this Indenture, in each case, as adjusted if and as appropriate pursuant to the provisions of Article V of this Indenture.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Event” means any insolvency, bankruptcy, receivership, liquidation, reorganization or similar proceeding (whether voluntary or involuntary) relating to the Company or its property, or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar United States federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Exchange Securities” means any debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount not to exceed, any Additional Securities that are Initial Securities, in compliance with the terms of a Registration Rights Agreement applicable to such Additional Securities, if any.

“Fundamental Change” is an event that shall be deemed to have occurred at such time after the Issue Date that any of the following occurs:

(i)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than a Permitted Holder, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii)	the consummation of (A) any recapitalization, reclassification or change of the Common Shares (other than changes resulting from a subdivision or combination) as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Shares will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change;

(iii)	the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)	the Common Shares cease to be listed or quoted on any Recognized Exchange;

provided, however, that a transaction or transactions shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common shareholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Recognized Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions the Securities become convertible into such consideration, excluding cash payments for fractional shares.

“Funded Debt” means funded indebtedness for money borrowed of the Company that by its terms will mature or will have mandatory principal repayments in cash (excluding contingent repayments arising due to asset sales, excess cash flow, change of control, equity issuances or similar events) on or prior to the Maturity Date. For the avoidance of doubt, Funded Debt does not include capital lease obligations, purchase money obligations and other obligations representing the unpaid purchase price of goods or services, hedging or swap obligations, obligations in respect of surety or performance bonds or letters of credit, contingent obligations, and obligations pursuant to operating agreements, production sharing agreements, mineral leases, royalty interests, working interests, agreements for the purchase, sale, transportation or exchange of hydrocarbons, processing agreements, joint venture agreements and other contracts customarily used in the conduct of the oil and gas business.

“Global Security” means a Security that evidences all or part of the Securities of any series and bears the global security legend set forth in Exhibit A.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Hydrocarbon Interests” means oil and natural gas fee mineral interests, leases, licenses, working interests, and concessions.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of any particular series established as contemplated by Section 2.13.

“Interest Payment Date” means each January 1 and July 1 of each year commencing on July 1, 2015.

“Issue Date” means February 20, 2015.

“Legal Holiday” means a day that is not a Business Day.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Maturity Date” means July 1, 2017.

“Maximum Rate” means the maximum nonusurious interest rate permitted under applicable law.

“Meaningful Economic Interest” means a direct or indirect economic interest in Hydrocarbon Interests as (i) an owner, (ii) a member of a joint venture or other equity owner of a corporation, partnership, limited liability company or other entity, or (iii) a working interest owner, so long as such owner’s working interest immediately following the transaction or series of transactions that would have otherwise constituted the Asset Sale Repurchase Event is at least 50% of the owner’s working interest in such Hydrocarbon Interests immediately prior to the transaction or series of transactions that would have otherwise constituted the Asset Sale Repurchase Event.

“merger” includes any consolidation, amalgamation or arrangement under a plan or agreement of arrangement that generally has the same effect as a transaction that could have been effected as a merger under Delaware law if Delaware law had been applicable.

“Officer” means the Chairman of the Board, the President, any Vice President, Chief Financial Officer, Chief Operating Officer, the Treasurer or the Corporate Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holders” means N. Malone Mitchell, 3rd and any other Person that, directly or indirectly, is controlled by him.

“Permitted Liens” means (a) Liens on property securing Funded Debt that exist at the time the Company acquires the property, including any acquisition by means of a merger or consolidation of a Person with or into the Company, but only if at the time of such acquisition such Liens do not secure Funded Debt in an aggregate principal amount in excess of the fair market value of the property so acquired and (b) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of Funded Debt secured by any Permitted Lien, but only if the principal amount of Funded Debt secured by such Lien at such time is not increased by an amount greater than the amount necessary to pay accrued but unpaid interest and any fees and expenses, including premiums, related to such refinancing.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Securities” means the 13.0% convertible promissory notes of the Company issued pursuant to the Private Placement Memorandum in an aggregate principal amount of $55.0 million.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Private Placement Memorandum” means the final private placement memorandum, dated December 20, 2014, relating to the offering of the Predecessor Securities, as supplemented from time to time.

“Recognized Exchange” means the Toronto Stock Exchange, the NYSE MKT, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any other stock exchange of similar reputation (or any of their respective successors).

“Registration Statement” means a shelf registration statement to be filed by the Company with the SEC pursuant to which the Company will register the resale of the Series A Securities and the Conversion Shares issuable in connection therewith.

“Regular Record Date” means the December 15 and June 15 immediately preceding each Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission or any successor to the rights and duties thereof.

“Securities” means the Initial Securities and any Exchange Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series A Securities” means up to $55.0 million aggregate principal amount of 13.0% Convertible Notes due 2017 issued on the Issue Date in exchange for the Predecessor Securities.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than 50% of the total voting power of the capital stock or other equity thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

Section 1.2	Other Definitions

Term	Defined in Section
“Appendix”	2.1

“Asset Sale Company Notice”	4.5(a)

“Asset Sale Purchase Date”	4.5(b)

“Asset Sale Purchase Notice”	4.5(d)

“Conversion Date	5.3

“Conversion Shares”	5.1

“covenant defeasance option”	8.1(b)

“Definitive Custodian”	2.3

“Definitive Security”	Appendix Section 1.1

“Event of Default”	6.1

“Exchange Securities”	Appendix Section 1.1

“Fundamental Change Company Notice”	4.3(b)

“Fundamental Change Purchase Date”	4.3(a)

“Fundamental Change Purchase Notice”	4.3(c)

“Fundamental Change Purchase Price”	4.3(a)

“Initial Securities”	Appendix Section 1.1

“legal defeasance option”	8.1(b)

“Notice of Conversion”	5.2(a)

“Other Property”	5.4(b)

“Paying Agent”	2.3

“QIB”	Appendix Section 1.1

“Registrar”	2.3

“Registration Rights Agreement”	Appendix Section 1.1

Section 1.3	Incorporation by Reference of Trust Indenture Act

This Indenture is subject to the mandatory provisions of the Trust Indenture Act which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4	Rules of Construction

Unless the context otherwise requires:

(a)	a term has the meaning assigned to it;

(b)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States of America as in effect as of the Issue Date;

(c)	“or” is not exclusive;

(d)	“including” means including without limitation;

(e)	words in the singular include the plural and words in the plural include the singular; and

(f)	references to “$” and “dollars” mean lawful money of the United States of America.

ARTICLE II

THE SECURITIES

Section 2.1	Initial Security Form and Dating

The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Indenture which is hereby incorporated in, and expressly made a part of, this Indenture. The Series A Securities shall be issued in registered, global form to holders of Predecessor Securities that qualify as QIBs and exchange such Predecessor Securities for Series A Securities in compliance with the applicable Depository procedures. If a holder of Predecessor Securities does not qualify as a QIB or comply with such Depository procedures when exchanging such Predecessor Securities for Series A Securities, the Series A Securities issued to such holder shall be in the form of a Definitive Security. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. Additional provisions that relate to the Securities are set forth in the Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

Section 2.2	Execution and Authentication

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver the Series A Securities and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by at least one Officer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.3	Definitive Custodian, Registrar and Paying Agent

The Company may maintain an office or agency where Definitive Securities may be held on behalf of the Securityholders (the “Definitive Custodian”), and shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Definitive Custodian, Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Definitive Custodian, Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities. The Company initially will act as Definitive Custodian in connection with any Definitive Securities issued unless a Securityholder declines such services or elects at any time to request that such Holder’s Definitive Securities be delivered to such Holder. The Company may terminate its services as Definitive Custodian with respect to any or all Securityholders at any time, with or without cause, and will return such Holder’s Securities to the Holder promptly following such termination.

Section 2.4	Paying Agent To Hold Money in Trust

Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.5	Securityholder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.6	Transfer and Exchange

The Securities shall be issued in (a) registered, global form for Holders of such Securities who comply with the applicable Depository procedures for obtaining an interest in a registered, global form Security and (b) definitive form for all other Holders, and in each case such Securities shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture (including Section 2.3 of the Appendix) are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for (x) an equal principal amount of Securities of other denominations or (y) an equal principal amount of Global Securities, if such Securities presented were Definitive Securities, the Registrar shall make the exchange as requested if the same requirements are met.

Section 2.7	Replacement Securities

If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

Section 2.8	Outstanding Securities

Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an affiliate of the Company holds the Security, but, in certain circumstances, Section 10.6 provides that certain Securities shall be disregarded.

If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent (other than the Company) holds on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, or on a Conversion Date a combination of Common Shares and money sufficient to satisfy all conversion obligations pursuant to Article V hereof on such Conversion Date with respect to the Securities (or portions thereof) to be converted, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.9	Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

Section 2.10	Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, converted, paid or delivered to the Trustee for cancellation.

Section 2.11	Defaulted Interest

If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Company shall promptly notify the Trustee of any such special record date. At least 15 days before any such special record date, the Company shall mail or cause to be mailed, first-class postage prepaid, or otherwise deliver in accordance with the applicable procedures of the Depository, to each Securityholder, with a copy to the Trustee, a notice at its address as it appears in the Registrar’s books that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12	CUSIP Numbers, ISINs, etc.

The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Section 2.13	Issuable in Series

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series (each Security issued after the Issue Date, an “Additional Security”). Any series of Additional Securities shall be established pursuant to a Board Resolution and a supplemental indenture to this Indenture. All series of Securities shall be substantially identical except for (i) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series), (ii) the date of original issuance of the Securities, (iii) the Conversion Price of the Securities, and (iv) such other terms as may be specified in the supplemental indenture relating to the creation of such series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Article IX). Additional Securities shall have the same redemption provisions, interest rate and maturity date as the Series A Securities. Additional Securities may be issued with accrued interest. All Securities issued under this Indenture shall vote as a single class with respect to all directions, waivers and consents under this Indenture and the Securities, including for purposes of Sections 6.2, 6.4, 6.5, 6.6 and 9.2.

All Securities of any one series shall be substantially identical except as to denomination. All Securities of any one series need not be issued at the same time and after issuance of Securities of such series, such series may be reopened for issuances of additional Securities of that series.

ARTICLE III

REDEMPTION

Section 3.1	Notices to Trustee

If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities or this Indenture pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

Section 3.2	Selection of Securities to Be Redeemed

If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable and, if applicable, in accordance with the applicable rules and procedures of the Depository. The Trustee shall make the selection from outstanding Securities not previously called for redemption. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

Section 3.3	Notice of Redemption

At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall cause a notice of redemption to be sent to each Holder of Securities to be redeemed at such Holder’s registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with provisions of this Indenture.

The notice shall identify the Securities to be redeemed and shall state:

(a)	the redemption date;

(b)	the redemption price;

(c)	the name and address of the Paying Agent;

(d)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e)	if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(f)	that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g)	that, if permitted by Article V, a Holder will have the right to convert the Securities called for redemption prior to the redemption date;

(h)	the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed;

(i)	that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(j)	if the notice of redemption is subject to one or more conditions precedent as provided in Section 3.4, a statement to that effect and a description of such condition or conditions.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the text of such notice of redemption shall be prepared by the Company and furnished to the Trustee at least five Business Days in advance of the date such notice is required to be given.

Section 3.4	Effect of Notice of Redemption

Once notice of redemption is sent, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice; provided that notice of any redemption in connection with any securities offering or any other financing, or in connection with a transaction (or a series of related transactions) that constitute a Fundamental Change, may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related securities offering, financing or Fundamental Change. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date), and such Securities shall be canceled by the Trustee.

Section 3.5	Deposit of Redemption Price

Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 3.6	Securities Redeemed in Part

Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

Section 4.1	Payment of Securities

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company) holds in accordance with this Indenture money in immediately available funds sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.2	Reporting Requirements

(a)	The Company shall furnish to the Trustee the following:

(i)	Within 10 days after obtaining knowledge of the occurrence of any Event of Default, a statement of an Officer of the Company setting forth the details of such Event of Default and the action that the Company has taken or proposes to take with respect thereto.

(ii)	As soon as available, a copy of the annual audit report for each fiscal year for the Company, including therein the balance sheet of the Company as of the end of such fiscal year and related statements of income, shareholders’ equity and cash flows for such fiscal year.

(iii)	Notification in writing within 10 days after learning thereof, of any litigation against the Company or its Subsidiaries involving an amount in controversy exceeding $10.0 million, whether or not the claim is considered by the Company to be covered by insurance.

(iv)	Within 120 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. Such Officers’ Certificate shall comply with Trust Indenture Act § 314(a)(4).

(v)	On the Issue Date, an Officers’ Certificate notifying the Trustee that the Company’s Common Shares are listed on a particular Recognized Exchange.

(b)	The Company shall be deemed to have furnished the reports required by Section 4.2(a)(ii) to the Trustee if it has filed such reports with the SEC using the EDGAR (or any successor) filing system and such reports are publicly available through such filing system.

(c)	Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.3	Fundamental Change Repurchase

(a)

If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash on the Fundamental Change Purchase Date (subject to postponement to comply with applicable law) any or all of such Holder’s Securities. The price the Company shall be required to pay (the “Fundamental Change Purchase Price”) shall be equal to 100% of the principal amount of the Securities to be purchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Purchase Date unless the Fundamental Change Purchase

Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date, and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of Securities to be purchased pursuant to this Section 4.3. The “Fundamental Change Purchase Date” shall be a date specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice as described below.

(b)	On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)	the events causing the Fundamental Change;

(ii)	the date of the Fundamental Change;

(iii)	the last date on which a Holder may exercise the purchase right pursuant to this Section 4.3;

(iv)	the Fundamental Change Purchase Price;

(v)	the Fundamental Change Purchase Date;

(vi)	the name and address of the Paying Agent;

(vii)	the Conversion Price and any adjustments to the Conversion Price; and

(viii)	the procedures, as determined by the Company, that Holders must follow to require the Company to purchase their Securities.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company and furnished to the Trustee at least five Business Days in advance of the date such notice is required to be given.

Such notice shall be by mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Registrar’s books or, in the case of Global Securities, in accordance with applicable procedures. Contemporaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 4.3.

(c)	Repurchases of Securities under this Section 4.3 shall be made, at the option of the Holders thereof, upon:

(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”), with an appropriate form duly completed, to the Company at the address specified in the Fundamental Change Company Notice, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (subject to extension to comply with applicable law); and

(ii)	delivery of the Securities, either (A) in compliance with the procedures of the Depository or (B) by surrendering such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the corporate trust office of the Trustee, and, if required, delivery of appropriate endorsements and transfer documents.

In each case, such delivery shall be a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(d)	The Fundamental Change Purchase Notice in respect of any Securities to be repurchased shall state: (i) the portion of the principal amount of the Securities to be purchased and (ii) that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

(e)	A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with this Section 4.3(e) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying (i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted and (ii) the principal amount, if any, of such Security that remains subject to the original Fundamental Change Purchase Notice.

(f)	On the Fundamental Change Purchase Date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the Fundamental Change Purchase Price to the Holders entitled thereto.

(g)	Notwithstanding anything to the contrary in this Section 4.3, the Company shall not be required to make an offer to purchase the Securities upon a Fundamental Change pursuant to this Section 4.3 if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer by the Company pursuant to this Section 4.3, and such third party purchases all Securities surrendered and not validly withdrawn under its offer or if notice of redemption has been given pursuant to paragraph 6 of the Securities.

(h)	The Company shall file a Schedule TO or any other required schedule under the Exchange Act or comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable in connection with the repurchase of Securities as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

(i)	The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 4.4	Limitation on Liens

The Company shall not incur or permit to exist any Lien of any nature whatsoever on any of its properties, whether owned as of the Issue Date or thereafter acquired, securing Funded Debt, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or, at the Company’s election, prior to) such Funded Debt for so long as such Funded Debt is so secured. Any Lien created securing the Securities pursuant to the preceding sentence will be automatically and unconditionally released and discharged upon (i) the release and discharge of all Liens securing Funded Debt to which it relates or (ii) any sale or transfer of the property secured by such Lien.

Section 4.5	Asset Sale Repurchase

(a)	If an Asset Sale Repurchase Event occurs at any time prior to the Maturity Date, within 20 days following any Asset Sale Repurchase Event, the Company will send a notice to the Trustee and Holders describing the transaction or transactions that constitute the Asset Sale Repurchase Event and offering to repurchase some or all of the principal amount of the Securities on the Asset Sale Purchase Date (the “Asset Sale Company Notice”) upon the terms and conditions specified in this Section 4.5.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Asset Sale Company Notice shall be prepared by the Company and furnished to the Trustee at least five Business Days in advance of the date such notice is required to be given.

Such notice shall be by mail to the Trustee, to the Paying Agent and to each Holder at its address shown in the Registrar’s books (and to beneficial owners as required by applicable law) or, in the case of Global Securities, in accordance with applicable procedures. Contemporaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Asset

Sale Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 4.5.

(b)	The price (per $1,000 principal amount of Securities) that the Company shall be required to pay shall be equal to the price which the Company would be required to pay in an optional redemption on the Asset Sale Purchase Date under paragraph 5 of the Securities, plus accrued and unpaid interest to, but excluding, the Asset Sale Purchase Date. If an Asset Sale Purchase Date occurs prior to July 1, 2015, the Company shall be required to pay a price equal to the price that the Company would be required to pay upon an optional redemption on July 1, 2015, plus accrued and unpaid interest to, but excluding, the Asset Sale Purchase Date. The “Asset Sale Purchase Date” shall be a date specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Asset Sale Company Notice.

(c)	In no event shall the Company be required to repurchase Securities having an aggregate repurchase price (calculated as specified in Section 4.5(b) above) greater than the Asset Sale Repurchase Cap. If the aggregate repurchase price (principal plus premium, if any) of Securities requested to be repurchased by Holders in the Asset Sale Repurchase Event offer exceeds the Asset Sale Repurchase Cap, then the Company shall repurchase the Securities on a pro-rata basis utilizing (but not exceeding) the Asset Sale Repurchase Cap.

(d)	Repurchases of Securities under this Section 4.5 shall be made, at the option of the Holders thereof, upon:

(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Asset Sale Purchase Notice”), with an appropriate form duly completed, to the Company at the address specified in the Asset Sale Company Notice, in each case on or before the close of business on the Business Day immediately preceding the Asset Sale Purchase Date (subject to extension to comply with applicable law); and

(ii)	delivery of the Securities, either (A) in compliance with the procedures of the Depository or (B) by surrendering such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the corporate trust office of the Trustee, and, if required, delivery of appropriate endorsements and transfer documents.

In each case, such delivery shall be a condition to receipt by the Holder of the repurchase price therefor.

(e)	The Asset Sale Purchase Notice in respect of any Securities to be repurchased shall state: (i) the portion of the principal amount of the Securities to be purchased and (ii) that the Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

(f)	An Asset Sale Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the corporate trust office of the Paying Agent in accordance with this Section 4.5(f) at any time prior to the close of business on the Business Day immediately preceding the Asset Sale Purchase Date, specifying (i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted and (ii) the principal amount, if any, of such Security that remains subject to the original Asset Sale Purchase Notice.

(g)	On the Asset Sale Purchase Date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the Asset Sale Purchase Price to the Holders entitled thereto.

(h)	Notwithstanding anything to the contrary in this Section 4.5, the Company shall not be required to make an offer to purchase the Securities upon an Asset Sale Repurchase Event pursuant to this Section 4.5 if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer by the Company pursuant to this Section 4.5, and such third party purchases all Securities surrendered and not validly withdrawn under its offer or if notice of redemption has been given pursuant to paragraph 6 of the Securities.

(i)	The Company shall file a Schedule TO or any other required schedule under the Exchange Act or comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable in connection with the repurchase of Securities as a result of an Asset Sale Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall be deemed not to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

(j)	The Paying Agent shall promptly notify the Company of the receipt by it of any Asset Sale Purchase Notice or written notice of withdrawal thereof.

Section 4.6	Resale Registration Statement

The Company shall use its commercially reasonable efforts to (i) file the Registration Statement with the SEC on or before May 1, 2015 and (ii) cause the Registration Statement to become effective as soon as possible after filing. The Company will, in connection with such Registration Statement, (x) provide to each participating Securityholder copies of a prospectus, (y) notify each participating Securityholder when the Registration Statement has become effective and (z) take certain other actions to permit resales of the Securities.

Section 4.7	Compliance with Law

The Company will do or cause to be done all things necessary (i) to preserve and keep in full force and effect at all times the Company’s existence, and (ii) to cause the Company and its Subsidiaries to comply in all material respects with all applicable laws and all applicable rules, regulations and orders issued by any governmental authority, noncompliance with which could reasonably be expected to have a material adverse effect on the business, operations, assets and/or financial or other condition of the Company and its Subsidiaries taken as a whole (but any such noncompliance contested by the Company or any Subsidiary in good faith by appropriate proceedings shall not constitute a breach of this Section 4.7(ii)).

Section 4.8	Performance of Liabilities

The Company will (i) duly pay and discharge all of its material obligations in a timely manner, other than obligations that the Company is contesting in good faith by appropriate proceedings, and (ii) duly pay and discharge all taxes before the same shall become in default, which taxes, if unpaid, might become a Lien upon any properties of the Company if the loss of such properties could reasonably be expected to have a material adverse effect on the business, operations, prospects, assets and/or financial or other condition of the Company and its Subsidiaries taken as a whole.

ARTICLE V

CONVERSION

Section 5.1	Right of Conversion

Each Securityholder shall have the right, at any time after July 1, 2015 and from time to time, at such Securityholder’s option, to convert, pursuant to and subject to the terms and provisions of the Securities and this Article V, any or all of the outstanding principal of such Securityholder’s Securities into fully paid and nonassessable Common Shares at the Conversion Price (such Common Shares, the “Conversion Shares”). Prior to or contemporaneously with the conversion of any of the principal of the Securities, all accrued but unpaid interest on the principal amount being converted must be paid in cash. The Securities may not be converted into Conversion Shares on the Maturity Date or the date fixed for any redemption pursuant to Article III of this Indenture and paragraph 5 of the Securities.

Section 5.2	Mechanics of Exercise

(a)

Before any Securityholder shall be entitled to convert a Security as set forth above, such Securityholder shall (i) in the case of a Global Security, comply with the applicable procedures of the Depository in effect at that time, including the delivery of any applicable instruction form for conversion pursuant to the Depository’s conversion program and (ii) in the case of a Definitive Security (1) complete, manually sign and deliver an irrevocable notice to the Trustee as set forth in the Form of Notice of Conversion attached to the Form of Security (or a facsimile thereof) (a “Notice of Conversion”) at the corporate trust office of the Trustee and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Securityholder wishes the certificate or certificates for any Conversion Shares to be delivered, (2) surrender such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the corporate trust office of the Trustee and (3) if required, furnish appropriate endorsements and transfer documents.

(b)	Following surrender for conversion, the converted Securities shall be cancelled and, if appropriate, a new Security reflecting the amount of the unconverted principal shall be issued to such Securityholder.

(c)	The Trustee shall notify the Company of any conversion pursuant to this Article V promptly following the Conversion Date of such conversion.

(d)	No Securityholder may surrender Securities for conversion if such Securityholder has also delivered a Fundamental Change Purchase Notice to the Company in respect of such Securities and not validly withdrawn such Fundamental Change Purchase Notice in accordance with Section 4.3(e).

(e)	If more than one Security shall be surrendered for conversion at one time by the same Securityholder, the amount of Conversion Shares with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(f)	Upon the conversion of an interest in a Global Security, the Trustee shall cause such Global Security (or related book entries) to be adjusted to reflect the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Securities effected through any agent other than the Trustee.

Section 5.3	Issuance of Shares; Time of Conversion

A Security shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Securityholder has complied with the requirements set forth in Section 5.2(a) above.

As promptly as practicable after the Conversion Date, the Company shall deliver or cause to be delivered to such Securityholder a certificate for the Conversion Shares issuable in connection with such conversion. To the extent permitted by law, the rights of such Securityholder shall, to the extent of principal converted, cease with respect to such principal as of the Conversion Date, and the Person entitled to receive the Conversion Share certificate deliverable upon such conversion shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

Section 5.4	Adjustment of Conversion Price

The Conversion Price, and consequently the number of Conversion Shares into which the Securities are convertible, shall be subject to adjustment as follows:

(a)	If at any time the Company shall:

(i)	take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Shares;

(ii)	subdivide its outstanding Common Shares into a larger number of Common Shares; or

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares;

then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Securityholders of the Securities upon conversion shall be entitled to receive the number of Common Shares that the Securityholders would have owned or have been entitled to receive after the happening of any of the events described above had the Securities been converted immediately prior to the happening of such event.

If the Company shall take a record of the holders of its Common Shares for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to shareholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(b)

In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with and into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Shares of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Shares of the Company, then the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Securityholders shall have the right thereafter to receive, upon conversion of the Securities, solely the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets, by a holder of the number of Common Shares for which the Securities would have been convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, such provisions shall include the express assumption by the successor or acquiring corporation (if other than the Company) of the due and punctual observance and performance of each and every covenant and condition of this Indenture and the Securities to be performed and observed by the Company and all the obligations and liabilities hereunder and thereunder, subject to such modifications as may be deemed appropriate (as determined by Board Resolution of the Company) in order to provide for adjustments of Common Shares for which the Securities are convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this Article V. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

Section 5.5	No Fractional Shares

Instead of any fractional Conversion Share that would otherwise be issuable upon conversion of any Securities, the Company may pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Conversion Price.

Section 5.6	Notice of Adjustments

Whenever the Conversion Price shall be adjusted pursuant to Section 5.4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors determined the fair value of any Other Property referred to in Section 5.4(b)), specifying the Conversion Price and (if applicable) describing the number and kind of any other shares of stock or Other Property into which the Securities may be converted, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Trustee in accordance with Section 10.2. The Company shall keep at its chief executive office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Securityholders or any prospective purchaser of the Securities designated by the Securityholder.

Section 5.7	No Shareholder Rights

Prior to the issuance of Conversion Shares, the Securityholders shall not be entitled to any rights of a shareholder with respect to the Common Shares, including the right to vote such Common Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Securityholders shall not be entitled to any notice or other communication concerning the business or affairs of the Company except as contractually agreed to by the Company.

Section 5.8	Shares to be Reserved

The Company covenants that it will at all times reserve and keep available out of its authorized but unissued Common Shares, free from preemptive rights, solely for the purpose of issue upon conversion of the Securities as herein provided, such number of Common Shares as shall then be issuable upon the conversion of all principal of the Securities. The Company covenants that all Conversion Shares which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

Section 5.9	No Registration of Shares

The Conversion Shares have not been registered with the SEC or any other governmental authority. The Company shall cause any Conversion Shares to bear a restrictive legend describing limitations of the transferability of such Conversion Shares until such time as the restrictive legend may be removed.

Section 5.10	Taxes and Charges

The issuance of certificates for Conversion Shares upon the conversion of any Securities shall be made without charge to the converting Securityholder or for any tax in respect of the issuance of such certificates or the securities represented thereby, and such certificates shall be issued in the name of, or in such names as may be directed by, such Securityholder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the converting Securityholder, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.11	Responsibility of Trustee

The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Securityholders to determine the Conversion Price or whether any facts exist that may require any adjustment (including any decrease) of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article V. Without limiting the generality of the foregoing, neither the Trustee nor any other conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 5.4 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Securityholders upon the conversion of their Securities after any event referred to in such Section or to any adjustment to be made with respect thereto, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1	Events of Default

An “Event of Default” occurs if:

(a)	the Company defaults in the payment of principal of or interest on any Security when the same becomes due and payable (including any failure to repurchase Securities pursuant to Section 4.3 or 4.5 at the time required thereunder) and such default continues for 15 days;

(b)	the Company fails to observe or perform any other covenant or agreement contained in this Indenture and such default continues for 30 days after the Company has received written notice thereof;

(c)	the Company fails to make any payment of principal of or interest on any indebtedness for money borrowed when due after giving effect to any applicable grace periods (whether due by acceleration or otherwise) and the aggregate amount of all such past-due indebtedness (including indebtedness accelerated pursuant to the terms thereof) shall be equal to or greater than $10.0 million; or

(d)	the Company (i) commences a voluntary case concerning itself under any Bankruptcy Law now or hereafter in effect, or any successor thereof; (ii) is the object of an involuntary case under any Bankruptcy Law; or (iii) commences any Distribution Event or is the object of an involuntary Distribution Event.

A Default under subsection (b) shall not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied, and state that such notice is a “Notice of Default.”

Section 6.2	Acceleration

(a)	If an Event of Default specified in Sections 6.1(a), 6.1(b), or 6.1(c) shall occur and be continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately.

(b)	If an Event of Default specified in Section 6.1(d) shall occur and be continuing, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(c)	The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(d)	In the event of a declaration of acceleration of the Securities solely because an Event of Default described in Section 6.1(c) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically rescinded and annulled if the payment default triggering such Event of Default pursuant to Section 6.1(c) shall be remedied or cured by the Company or waived by the holders of the relevant indebtedness within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Securities.

Section 6.3	Other Remedies

(a)	If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

(b)	The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.4	Waiver of Past Defaults

The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except:

(a)	a Default in the payment of the principal of or interest on a Security;

(b)	a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture; or

(c)	a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.5	Control by Majority

The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification or security satisfactory to it against any losses, liability and expenses in taking such action.

Section 6.6	Limitation on Suits

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(a)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)	Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(c)	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)	Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.7	Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8	Collection Suit by Trustee

If an Event of Default specified in Section 6.1(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

Section 6.9	Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

Section 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VII

TRUSTEE

Section 7.1	Duties of Trustee

(a)	If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(i)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

(c)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

(d)	Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)	Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)	No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)	Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

Section 7.2	Rights of Trustee

(a)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)	The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)	The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(e)	The Trustee may consult with counsel, and the advice or opinion of counsel shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(f)	The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any losses, costs, expenses and liabilities which may be incurred therein or thereby.

(g)	The Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.1(a); or (ii) any Default or Event of Default of which a Responsible Officer shall have received written notification and such notification references the Securities and this Indenture.

(h)	In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed by it to act hereunder.

(j)	The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

(k)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document.

(l)	The Trustee may conclusively assume that the Maximum Rate is greater than the stated interest rate and default interest rate on the Securities unless it has received an Officers’ Certificate stating that the Maximum Rate is lower than either of such rates. The Trustee may conclusively rely on such Officers’ Certificate until it receives a further Officers’ Certificate replacing the most current Officers’ Certificate relating to the Maximum Rate.

(m)	The Trustee may conclusively rely on the most current Officers’ Certificate furnished to it as to which Recognized Exchange, if any, the Company is listed or quoted on.

(n)	The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes, fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; strikes or similar labor disputes; and acts of civil or military authorities and governmental action.

Section 7.3	Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4	Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5	Notice of Defaults

If a Default occurs, is continuing and is known to the Trustee, the Trustee shall send to each Securityholder notice of the Default within 90 days after it becomes known to it. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory purchase provisions of such Security), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

Section 7.6	Reports by Trustee to Holders

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with Trust Indenture Act § 313(a). The Trustee also shall comply with Trust Indenture Act § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7	Compensation and Indemnity

The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Company shall indemnify the Trustee and its officers, directors, employees, agents and attorneys against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after the occurrence of a Default specified in Section 6.1(d) with respect to the Company, the expenses and the compensation for such services are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.8	Replacement of Trustee

(a)	The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.

(b)	The Company shall remove the Trustee if:

(i)	the Trustee fails to comply with Section 7.10;

(ii)	the Trustee is adjudged bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of the Trustee or its property; or

(iv)	the Trustee otherwise becomes incapable of acting.

(c)	If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d)	A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Securityholders. Upon payment of all sums owing to it hereunder, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

(e)	If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)	If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)	Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9	Successor Trustee by Merger

(a)	If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

(b)	In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10	Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

Section 7.11	Preferential Collection of Claims Against Company

Upon and so long as the Indenture is qualified under the Trust Indenture Act, the Trustee will be subject to Trust Indenture Act § 311(a), excluding any creditor relationship listed in Trust Indenture Act § 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act § 311(a) to the extent indicated.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1	Discharge of Liability on Securities; Defeasance

(a)	When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity, on a redemption date as a result of the sending of a notice of redemption pursuant to Article III hereof, or on a repurchase date pursuant to Section 4.3 or 4.5, or upon conversion of all Securities pursuant to Article V hereof, and, in the case of clause (ii), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption or repurchase all outstanding Securities, or, in order to satisfy the Company’s conversion obligations pursuant to Article V hereof, a combination of funds and Common Shares sufficient to pay all outstanding Securities and satisfy all outstanding conversion obligations pursuant to Article V hereof, including, in each case, interest thereon to maturity, such redemption date, repurchase date or such Conversion Date (other than Securities replaced pursuant to Section 2.7), and if in any case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.1(c), be satisfied and discharged and shall cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)	Subject to Sections 2.3, 2.6, 2.7, 8.1(c) and 8.2, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.2, 4.3, 4.4, 4.5, 4.6, 4.7 and 4.8 and the operation of Sections Section 6.1(b), 6.1(c) and 6.1(d) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.1(b), 6.1(c) and 6.1(d).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)	Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 7.7 and 7.8 and in this Article VIII shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

Section 8.2	Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)	the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, or a combination of Common Shares and money or U.S. Government Obligations for the satisfaction of all outstanding conversion obligations pursuant to Article V hereof, as the case may be;

(b)	the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity, redemption or conversion, as the case may be;

(c)	91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(d) occurs which is continuing at the end of the period;

(d)	the deposit does not constitute a default under any other agreement binding on the Company (other than a default resulting from the borrowing of funds to be applied to such deposit and any similar concurrent deposit relating to other indebtedness and, in each case, the granting of any Lien to secure such borrowings in connection therewith);

(e)	the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(f)	in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit or legal defeasance had not occurred;

(g)	in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit or covenant defeasance had not occurred; and

(h)	the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, together stating that all conditions precedent to the defeasance of the Securities as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

Section 8.3	Application of Trust Money

The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII, but such funds need not be segregated from other funds except to the extent required by law. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 8.2 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.2(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance and thereupon shall be relieved of all liability for such money.

Section 8.4	Repayment to Company

Subject to Section 8.3, the Trustee and the Paying Agent shall promptly turn over to the Company upon request set forth in an Officers’ Certificate any excess money or securities held by them at any time and thereupon shall be relieved of all liability for such money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

Section 8.5	Indemnity for Government Obligations

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.6	Reinstatement

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or other governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 9.1	Without Consent of Holders

Without the consent of any Securityholders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendments to this Indenture, in form satisfactory to the Trustee, for any of the following purposes:

(a)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, as the case may be;

(b)	to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(c)	to add any additional Events of Default for the benefit of the Holders;

(d)	to establish the form or terms of all or any Securities of any series as permitted by Section 2.13;

(e)	to add to or change any of the provisions of this Indenture in order to permit or facilitate the issuance, payment or conversion of the Securities;

(f)	to conform the text of this Indenture or the Securities to any provision of the “Description of the Exchange Notes” in the disclosure document of the Company prepared in connection with the exchange of the Predecessor Securities for the Series A Securities dated February 6, 2015, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Securities;

(g)	to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes with respect to matters or questions arising under this Indenture, provided that such action pursuant to this subsection (g) shall not adversely affect the interests of the Holders of Securities in any material respect;

(h)	to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(i)	to add guarantees with respect to the Securities, or to secure the Securities;

(j)	to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

(k)	to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

After an amendment under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.2	With Consent of Holders

With the consent of the Holders of a majority in principal amount (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of the outstanding Securities, by action of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto or amendments to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture or amendment shall, without the consent of the Holder of each outstanding Security affected thereby (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities),

(a)

change the stated maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of a Security which would be due and payable upon a declaration of acceleration thereof pursuant to Section 6.2, or increase the Conversion Price, or permit the Company to redeem or convert any Security if, absent such supplemental indenture, the Company would not be permitted to do so, or change any place of payment where, or the coin or currency in which, any

Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repurchase, on or after the redemption date, Fundamental Change Purchase Date or Asset Sale Purchase Date, as applicable), or make any changes in the ranking or priority of any Security that would adversely affect the Securityholders,

(b)	impair such Holder’s right to require repurchase or conversion of such Security on the terms provided herein after the occurrence of an Asset Sale Repurchase Event or Fundamental Change, as applicable,

(c)	reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(d)	modify any of the provisions of this Section, Section 6.4 or Section 6.7 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 7.8.

It shall not be necessary for any action of Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such action shall approve the substance thereof. A consent to any indenture supplemental hereto by or on behalf of any Holder of Securities given in connection with a purchase of, or tender or exchange offer for, such Holder’s Securities will not be rendered invalid by such purchase, tender or exchange.

After a supplemental indenture under this Section becomes effective, the Company shall send to Securityholders a notice briefly describing such supplemental indenture. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section 9.2.

Section 9.3	Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.4	Compliance with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.5	Revocation and Effect of Consents and Waivers

(a)	A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(b)	The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.6	Trustee To Sign Amendments

The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents specified in Section 10.4, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 9.7	Reference in Securities to Supplemental Indentures

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities of such series. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of any amendment or supplemental indenture.

ARTICLE X

MISCELLANEOUS

Section 10.1	Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

Section 10.2	Notices

(a)	Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Company:	TransAtlantic Petroleum Ltd. 16803 Dallas Parkway Addison, Texas 75001 Attention: Matt McCann Facsimile No.: (214) 265-4738

with a copy to

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue

Suite 4100

Dallas, Texas 75201-4624

Attention: Garrett DeVries, Esq.

Telephone: (214) 969-2891

Facsimile: (214) 969-4343

E-mail: gdevries@akingump.com

If to the Trustee:	U.S. Bank National Association 225 Asylum Street, 23rd Floor Hartford, Connecticut 06103 Attention: Arthur L. Blakeslee

(b)	The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(c)	Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(d)	Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(e)	Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the standing instructions from the Depository or its designee, including by electronic mail in accordance with accepted practices at the Depository.

Section 10.3	Communication by Holders with Other Holders

Securityholders may communicate pursuant to Trust Indenture Act § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act § 312(c).

Section 10.4	Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a)	an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)	an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5	Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)	a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)	a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)	a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 10.6	When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 10.7	Rules by Trustee, Paying Agent and Registrar

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 10.8	Legal Holidays

If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

Section 10.9	Governing Law

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 10.10	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

Section 10.11	Successors

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12	Multiple Originals

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.13	Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.14	Consent to Jurisdiction and Service of Process

In relation to any legal action or proceedings arising out of or in connection with this Indenture and the Securities, the Issuer irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the City of New York, County and State of New York, United States of America. The Company irrevocably designates and appoints CT Corporation System as its agent for service of process in any such action.

Section 10.15	Waiver of Jury Trial

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.16	USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they shall provide the Trustee with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

In witness whereof, the parties have caused this Indenture to be duly executed as of the date first written above.

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Wil F. Saqueton
	Name:	Wil F. Saqueton
	Title:	Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arthur Blakeslee
	Name:	Arthur Blakeslee
	Title:	Vice President

Appendix

Provisions relating to

Securities

1	Definitions

1.1	Definitions

All capitalized terms used herein but not defined shall have the meaning set forth in the Indenture. In addition, the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time;

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e);

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities;

“Exchange” means an offer by the Company, pursuant to a Registration Rights Agreement, to issue and deliver to the holders, in exchange for Additional Securities that are Initial Securities, a like aggregate principal amount of Exchange Securities;

“Exchange Securities” means any 13.0% Convertible Notes due 2017 issued in connection with an Exchange;

“Global Securities Legend” means the global security legend set forth in Exhibit A;

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act;

“Initial Securities” means (1) the Series A Securities and (2) Additional Securities, if any;

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“Purchase Agreement” means with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities;

“QIB” means a “qualified institutional buyer” as defined in Rule 144A;

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act;

“Registration Rights Agreement” means with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement;

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A;

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee;

“Shelf Registration Statement” means the Registration Statement or any registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement; and

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2	Other Definitions

Term	Defined in Section
“Agent Members”	2.1(b)
“Clearstream”	2.1(a)
“Euroclear”	2.1(a)
“IAI Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)

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Term	Defined in Section
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2	The Securities

2.1	(a)	Form and Dating

The Series A Securities will be offered and sold in exchange for the Predecessor Securities, and issued in the form specified in Section 2.1 of the Indenture. Any Additional Securities will be offered and sold by the Company pursuant to a private placement memorandum. Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S under the Securities Act (“Regulation S”), subject to the restrictions on transfer set forth herein. Except as specified in Section 2.1 of the Indenture: Initial Securities initially sold pursuant to Rule 144A under the Securities Act (“Rule 144A”) shall be issued initially in the form of one or more permanent global Securities for each series in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially sold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities for each series in fully registered form (collectively, the “Temporary Regulation S Global Security”); and Initial Securities initially sold to IAIs that are not QIBs shall be issued, to the extent permissible under the applicable procedures of the Depository, initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A to the Indenture, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. During the Distribution Compliance Period, beneficial interests in the Temporary Regulation S Global Securities may be held only through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC), unless transferred to a person that takes delivery through a Rule 144A Global Security or IAI Global Security in accordance with the certification requirements described below. Within a reasonable time period after the expiration of the Distribution Compliance Period, the Temporary Regulation S Global

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Securities will be exchanged for one or more permanent securities in registered, global form without interest coupons (collectively, the “Permanent Regulation S Global Security” and, together with the Regulation S Temporary Global Security, the “Regulation S Global Security”). Except as set forth in this Section 2.1(a), beneficial interests in the Global Security (as defined below) may not be exchanged for beneficial interests in the other Global Security at any time.

Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Security, first delivers to the Trustee a written certificate (substantially in the form of Exhibit 1) to the effect that the beneficial interest in the Regulation S Global Security, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Prior to the expiration of the Distribution Compliance Period, beneficial interests in Regulation S Global Securities may be exchanged for interests in IAI Global Securities if the transferor of the Regulation S Global Security first delivers to the Trustee a written certificate (substantially in the form of Exhibit 1) to the effect that the beneficial interest in the Regulation S Global Security is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of such an institutional accredited investor, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the IAI Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Company) to the effect that the beneficial interest in the IAI Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

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Beneficial interests in Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Rule 144A Global Security first delivers to the Trustee a written certificate (substantially in the form of Exhibit 1) to the effect that the beneficial interest in the Rule 144A Global Security is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of such an institutional accredited investor, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (b) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (substantially in the form of Exhibit 1) to the effect that such transfer is being made in accordance with Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are Global Securities. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (ii) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of

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the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)	Definitive Securities Except as provided in this Section 2.1 or Sections 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities. Initial Securities shall be issued as Definitive Securities if the holder thereof is not eligible to hold such Securities at the Depository as Global Securities.

2.2	Authentication

The Trustee shall authenticate and deliver: (1) on the Issue Date, the Series A Securities, (2) from time to time, any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.2 of this Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.

2.3	Transfer and Exchange

(a)	Transfer and Exchange of Definitive Securities When Definitive Securities are presented to the Registrar with a request:

(x)	to register the transfer of such Definitive Securities;

(y)	to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations; or

(z)	to exchange such Definitive Securities for an equal principal amount of Global Securities,

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the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)	shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)	if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)	if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)	if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)	if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)	Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below and in compliance with applicable Depository procedures. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)	certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

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(ii)	written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)	Transfer and Exchange of Global Securities

(i)

The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such

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instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)	If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)	Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)	In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)	Restrictions on Transfer of Temporary Regulation S Global Securities Except as permitted by Section 2.1(a), during the Distribution Compliance Period, beneficial interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

9

(e)	Legend

(i)	Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT OF 1933), (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY

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EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)	Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)	After a transfer of any Initial Securities or Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Exchange Securities, as the case may be, all requirements pertaining to legends (other than the Global Securities Legend, if applicable) on such Initial Security or such Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Exchange Security or an Initial Security or Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

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(iv)	Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A to the Indenture will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f)	Cancellation or Adjustment of Global Security At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased, converted or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased, converted or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)	No Obligation of the Trustee

(i)	The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

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(ii)	Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4	Definitive Securities

(a)	A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b)	Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at the corporate trust office referred to in Section 10.2 of the Indenture, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated, delivered and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in a Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A to the Indenture.

(c)	Subject to the provisions of Section 2.1(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the applicable Securities.

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(d)	In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

APPENDIX

FORM OF TRANSFEREE LETTER OF REPRESENTATION

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention: Arthur L. Blakeslee

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 13.0% Convertible Notes due 2017 (the “Securities”) of TransAtlantic Petroleum Ltd. (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name: [                            ]

Address: [                                        ]

Taxpayer ID Number: [                    ]

The undersigned represents and warrants to you that:

Insert the following for transfers to institutional “accredited investors”:

1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor,” and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years

1

after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.]

TRANSFEREE: [                            ]

by: [                            ]

2

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO AN INSTITUTIONAL “ACCREDITED

1

INVESTOR” (AS DEFINED IN RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT OF 1933), (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

2

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

3

No.

13.0% Convertible Notes Due 2017

TransAtlantic Petroleum Ltd., a Bermuda exempted company with limited liability, promises to pay to [                            ], or registered assigns, the principal sum of [                            ] dollars [(or greater or lesser amount as shall be reflected on the “Schedule of Increases or Decreases in Global Security” attached hereto)]1 on July 1, 2017.

Interest Payment Dates: January 1 and July 1.

Record Dates: December 15 and June 15.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Insert parenthetical only if Global Security.

4

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

TRANSATLANTIC PETROLEUM LTD.

By:
Name:
Title:

By:
Name:
Title:

5

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Name:
Title:

Dated:

6

[FORM OF REVERSE SIDE OF SECURITY]

13.0% Convertible Note Due 2017

1	Interest

TransAtlantic Petroleum Ltd., a Bermuda exempted company with limited liability (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the unpaid principal amount of this Security at the lesser of the rate per annum shown above and the maximum nonusurious interest rate permitted under applicable law. The Company will pay interest semiannually on January 1 and July 1 of each year, commencing July 1, 2015. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on this Security, from the date of issuance of this Security. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company agrees to pay interest in respect of overdue principal, and overdue interest, at a rate per annum equal to the lesser of 15.0% per annum and the maximum nonusurious interest rate permitted under applicable law.

2	Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the Regular Record Date next preceding the Interest Payment Date even if Securities are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States dollars. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar or co-registrar.

4	Indenture

The Company issued the Securities under an Indenture dated as of February 20, 2015, as such may be amended or supplemented from time to time (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and

7

those made part of the Indenture by reference to the Trust Indenture Act. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as series of Securities subject to the terms and conditions of the Indenture applicable to each such series. The Indenture contains covenants, one of which limits the ability of the Company to create liens on assets. This and other covenants are subject to important exceptions and qualifications.

5	Optional Redemption

The Securities may not be redeemed at the election of the Company prior to July 1, 2015. On and after July 1, 2015, and from time to time, without premium or penalty other than as specified in the table below, the Company may on any one or more occasions redeem all or a portion of the Securities, upon not less than 30 nor more than 60 days’ notice, at the redemption prices specified below (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the six-month period beginning on:

Period	Redemption Price
July 1, 2015	107.5%
January 1, 2016	105.0%
July 1, 2016	102.5%
January 1, 2017	100.0%

6	Notice of Redemption

Notice of redemption shall be sent at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption shall not impair or affect the validity of the redemption of any other Security redeemed in accordance with the provisions of the Indenture. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8

7	Conversion Rights

The Holder shall have the right, at any time after July 1, 2015 and from time to time, at such Holder’s option, to convert, subject to the terms and provisions of Article V of the Indenture, any or all of the principal of the Security into fully paid and nonassessable Conversion Shares at a conversion price as described in the Indenture. The right of conversion shall be exercised by (i) in the case of a Global Security, complying with the applicable procedures of the Depository in effect at that time, including the delivery of any applicable instruction form for conversion pursuant to the Depository’s conversion program and (ii) in the case of a Definitive Security (1) delivering a Notice of Conversion to the Trustee and state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Securityholder wishes the certificate for any Conversion Shares to be delivered, (2) surrendering such Securities, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Trustee and (3) if required, furnishing appropriate endorsements and transfer documents. in accordance with Article V of the Indenture. The issuance of any Conversion Shares and the notice requirements relating to such issuance are subject to Article V of the Indenture.

8	Put Provisions

Upon a Fundamental Change, each Holder shall have the right to require the Company to repurchase such Holder’s Securities at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

Upon an Asset Sale Repurchase Event, each Holder shall have the right to require the Company to repurchase such Holder’s Securities at a purchase price equal to the optional redemption price specified in paragraph 5 above plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant Regular Record Date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

9	Transfer; Exchange

The Securities are in registered, global form or definitive form, in each case without coupons. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an Interest Payment Date.

10	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

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11	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12	Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on such Securities to redemption or maturity, as the case may be, or Common Shares and money or U.S. Government Obligations for the satisfaction of conversion obligations pursuant to Article V of the Indenture.

13	Amendments, Supplemental Indentures, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture and any series of Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee shall be entitled to amend or supplement the Indenture or the Securities to evidence the succession of another of another Person to the Company, to add to the covenants of the Company, to surrender any right or power conferred upon the Company, to add any additional events of default, to establish the form or terms of additional series of Securities, to permit or facilitate an issuance, payment, or conversion pursuant to terms of the Indenture, conform the text of the Securities to any provision of the “Description of the Exchange Notes” in the disclosure document of the Company prepared in connection with the exchange of the Predecessor Securities for the Series A Securities dated February 6, 2015, to the extent that such provision in the “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Securities, to cure any ambiguity, omission, defect or inconsistency, to make any change that does not adversely affect the rights of any Securityholder in any material respect, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, to secure the Securities, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act, or to make amendments to provisions of the Indenture relating to the transfer and legending of the Securities.

14	Defaults and Remedies

Under the Indenture, an Event of Default occurs upon (a) default in payment of principal or interest on the Securities if the default occurs for 15 days; (b) failure by the Company to observe or perform any other covenant or agreement contained in the Indenture and such default continues for 30 days after the Company has received written notice thereof; (c) certain payment

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defaults on other indebtedness of the Company if the amount exceeds $10.0 million; and (d) certain events of bankruptcy, insolvency or distribution with respect to the Company. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare the Securities to be due and payable immediately. Certain events of bankruptcy, insolvency or distribution are Events of Default that will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16	No Recourse Against Others

A director, officer, employee, incorporator or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18	Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

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19	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

Attention: Matt McCann

Facsimile No.: (214) 265-4738

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint [                            ] agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

1	☐	to the Company; or

2	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

3	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

4	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in accordance with the provisions of Regulation S under the Securities Act of 1933; or

5	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933.

6	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

7	☐	pursuant to any other exemption from registration under the Securities Act of 1933.

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Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Notice: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.3 or Section 4.5 of the Indenture, check the box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.3 or Section 4.5 of the Indenture, state the amount in principal amount: $[            ]

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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FORM OF NOTICE OF CONVERSION

To: TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

U.S. Bank National Association

225 Asylum Street, 23rd Floor

Hartford, Connecticut 06103

Attention: Arthur L. Blakeslee

The undersigned registered owner of this Security hereby exercises the option to convert this Security, or the portion hereof below designated, into Common Shares in accordance with the terms of the Indenture referred to in this Security, and directs that any Common Shares issuable and deliverable upon such conversion, together with any cash for any fractional Common Share and accrued and unpaid interest on this Security or the portion thereof converted, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder of the Securities hereof unless a different name has been indicated below. If any Common Shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes or similar governmental charges in accordance with Section 5.10 of the Indenture, as applicable.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Common Shares are to be issued, or Securities are to be delivered, other than to and in the name of the registered holder.

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Fill in for registration of shares if to be issued, and Securities if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all):

$

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

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